UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):	February 27, 2017
Shutterstock, Inc. (Exact name of registrant as specified in its charter)

Delaware	001-35669	80-0812659
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Fifth Avenue, 21st Floor
New York, New York 10118
(Address of principal executive offices, including zip code)

(646) 710-3417
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.
 On February 27, 2017, Shutterstock, Inc. (the “Company”) issued a press release announcing its financial results for the fiscal period ended December 31, 2016.  A copy of the press release is furnished as Exhibit 99.1 to this current report and is incorporated herein by reference. In addition, a copy of the presentation slides which will be referenced on the Company’s earnings call at 8:30 a.m. Eastern Time on Monday, February 27, 2017 is furnished as Exhibit 99.2 to this current report and incorporated herein by reference.
In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibits 99.1 and 99.2 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c)     The Board of Directors (the “Board”) of the Company has appointed Steven Berns, the Company’s Chief Financial Officer, to the role of Chief Operating Officer, effective March 1, 2017. Mr. Berns will continue in his role as Chief Financial Officer of the Company and his new title will be Chief Operating Officer and Chief Financial Officer.

Mr. Berns, age 52, has served as the Company’s Chief Financial Officer since September 2015. Mr. Berns also served as a member of our Board from March 2012 to August 2015. From June 2013 to September 2015, Mr. Berns served as Executive Vice President and Chief Financial Officer of Tribune Media, a multimedia company operating businesses in publishing, digital, and broadcasting. From February 2010 to June 2013, Mr. Berns served as the Executive Vice President and Chief Financial Officer of Revlon, Inc., a worldwide cosmetics and beauty products company, and he served as its Treasurer from May 2009 to February 2010. Mr. Berns previously served as Chief Financial Officer of Tradeweb, LLC, an over-the-counter, multi-asset class online marketplace, and a pioneer in the development of electronic trading and trade processing, from November 2007 to May 2009. From November 2005 until July 2007, Mr. Berns served as President, Chief Financial Officer and Director of MDC Partners Inc., a provider of marketing, activation and communications solutions and services, and from September 2004 to November 2005, Mr. Berns served as its Vice Chairman and Executive Vice President. Prior to that, Mr. Berns was the Senior Vice President and Treasurer of The Interpublic Group of Companies, Inc., an organization of advertising agencies and marketing services companies, from August 1999 until September 2004. Mr. Berns served as a director of LivePerson, Inc., a provider of hosted software products that facilitate real-time sales and customer service, from April 2002 until June 2011. Mr. Berns holds a B.S. from Lehigh University and an M.B.A. from New York University and is a Certified Public Accountant.

There is no agreement or understanding between Mr. Berns and any other person pursuant to which he was appointed as Chief Operating Officer and Chief Financial Officer of the Company, nor is there any family relationship between Mr. Berns and any of the Company’s directors or other executive officers. There are no transactions in which Mr. Berns has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Amendment to Employment Agreement

In connection with his appointment, the Company and Mr. Berns amended (the “Amendment”) the employment agreement between the Company and Mr. Berns dated August 5, 2016 to (a) reflect the change in Mr. Berns' position and responsibilities and (b) change Mr. Berns' annual base salary from $500,000 to $600,000. The Amendment is effective March 1, 2017.

The foregoing description of the Amendment is qualified in its entirety by the Amendment, which is filed as Exhibit 10.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 2016 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.
The information provided above in “Item 2.02 Results of Operations and Financial Condition” is incorporated by reference in this Item 7.01.

Item 9.01	Financial Statements and Exhibits.
(d)   Exhibits.
99.1Press release dated February 27, 2017
99.2Presentation slides referenced on the earnings call held by Shutterstock, Inc. on February 27, 2017

SIGNATURE
 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHUTTERSTOCK, INC.

Dated: February 27, 2017	By:	/s/ Steven Berns
Steven Berns
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press release dated February 27, 2017

99.2	Presentation slides referenced on the earnings call held by Shutterstock, Inc. on February 27, 2017

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